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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                 CURRENT REPORT





Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   AUGUST 27, 1996
                                                     (AUGUST 22, 1996)

                              OUTDOOR SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                      0-28256                  86-0736400
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)              File Number)            Identification No.)


 2502 NORTH BLACK CANYON HIGHWAY, PHOENIX, ARIZONA                 85009
     (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code      (602) 246-9569


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

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ITEM 5.       OTHER EVENTS

         Pursuant to the Asset Purchase Agreement dated July 9, 1996 with Gannett Co., Inc. ("Gannett") and certain of its direct and indirect subsidiaries named therein, as amended (the "Asset Purchase Agreement"), on August 22, 1996 the Registrant completed the acquisition (the "Acquisition") of substantially all of the assets of the outdoor advertising division of Gannett for a purchase price of approximately $700 million in cash. In addition, the Registrant exercised its option to purchase the outdoor operations of Gannett Outdoor Co. of Texas, Inc., a subsidiary of Gannett, located in Houston, Texas for approximately $10 million in cash. The consummation of the acquisition of the Houston assets is subject to certain conditions including the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         The Registrant financed the purchase price paid in the Acquisition, the fees and expenses associated with the Acquisition and the related financing and the retirement or refinancing of certain existing indebtedness through: (i) approximately $241 million in net proceeds from the sale of Common Stock in a public offering consummated concurrently with the closing of the Acquisition;
(ii) revolving credit (including issued letters of credit) and term loans of approximately US$444 million and C$65 million under its senior credit facility; and (iii) $180 million of bridge loans under its subordinated credit facility.

         In connection with the closing of the Acquisition and the related financing, the Registrant completed the tender offer and consent solicitation for its outstanding 10-3/4% Senior Notes due 2003 (the "Existing Notes"), and paid total consideration of $1,116.25 per $1,000.00 principal amount, plus accrued and unpaid interest up to, but not including, August 22, 1996. Holders of all of the Company's outstanding Existing Notes except for $15,000 aggregate principal amount thereof validly tendered their Existing Notes and consented to amendments to the indenture governing the Existing Notes required to facilitate the Acquisition and related financing. The Registrant entered into a supplemental indenture dated as of August 22, 1996 reflecting the amendments to the indenture.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits.

                  99.1. Amendment No. 1 to Asset Purchase Agreement among Gannett Co., Inc., Combined Communications Corporation, Gannett Transit, Inc., Shelter Media Communications, Inc., Gannett International Communications, Inc., and the Registrant dated as of August 12, 1996.

                  99.2. Amendment No. 2 to Asset Purchase Agreement among Gannett Co., Inc., Combined Communications Corporation, Gannett Transit, Inc., Shelter Media Communications, Inc., Gannett International Communications, Inc., and the Registrant dated as of August 19, 1996.

                  99.3. Underwriting Agreement dated August 19, 1996 by and among the Registrant and Alex. Brown & Sons Incorporated, CIBC Wood Gundy Securities Corp. and Donaldson, Lufkin & Jenrette Securities Corporation.

                  99.4. Third Amended and Restated Credit Agreement dated August 22, 1996 by and among the Registrant, Canadian Imperial Bank of Commerce and the other financial institution parties thereto.

                  99.5. First Supplemental Indenture dated as of August 22, 1996 by and between the Registrant and United States Trust Company of New York.



                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 27, 1996                             OUTDOOR SYSTEMS, INC.



                                          By: /s/ Bill M. Beverage
                                             ----------------------------------
                                             Name:     Bill M. Beverage
                                                       -------------------------
                                             Title:    Chief Financial Officer,
                                                       -------------------------
                                                       Treasurer and Secretary
                                                       -------------------------


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                                  EXHIBIT INDEX



EXHIBIT
NUMBER     DESCRIPTION

99.1.      Amendment No. 1 to Asset Purchase Agreement among Gannett Co.,
           Inc., Combined Communications Corporation, Gannett Transit, Inc., Shelter Media Communications, Inc., Gannett International Communications, Inc., and the Registrant dated as of August 12, 1996.

99.2. Amendment No. 2 to Asset Purchase Agreement among Gannett Co., Inc., Combined Communications Corporation, Gannett Transit, Inc., Shelter Media Communications, Inc., Gannett International Communications, Inc., and the Registrant dated as of August 19, 1996.

99.3. Underwriting Agreement dated August 19, 1996 by and among the Registrant and Alex. Brown & Sons Incorporated, CIBC Wood Gundy Securities Corp. and Donaldson, Lufkin & Jenrette Securities Corporation.

99.4 Third Amended and Restated Credit Agreement dated August 22, 1996 by and among the Registrant, Canadian Imperial Bank of Commerce and the other financial institution parties thereto.

99.5 First Supplemental Indenture dated as of August 22, 1996 by and between the Registrant and United States Trust Company of New York.



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